Exhibit 99.1

News Release

eGAIN ANNOUNCES FINANCIAL RESULTS FOR THE MARCH 2003 QUARTER

SUNNYVALE, Calif. (May 5, 2003)—eGain Communications Corporation (Nasdaq: EGAN), a leading provider of eService software for the Global 2000, today announced financial results for the third quarter of fiscal year 2003. Revenue for the quarter ended March 31, 2003 was $5.2 million, compared to $5.9 million for the quarter ended March 31, 2002 and $5.8 million for the quarter ended December 31, 2002.

On a generally accepted accounting principles (“GAAP”) basis, including non-cash and restructuring charges, net loss was $4.2 million, or $0.11 per share, for the quarter ended March 31, 2003. For the quarter ended March 31, 2002, GAAP net loss was $20.6 million, or $0.57 per share and for the quarter ended December 31, 2002, GAAP net loss was $2.4 million, or $0.07 per share.

Pro forma net loss was $120,000 or $0.00 per share for the quarter ended March 31, 2003, compared to a pro forma net loss of $7.1 million or $0.19 per share, for the quarter ended March 31, 2002 and pro forma net income of $56,000, or $0.00 per share, for the quarter ended December 31, 2002. Pro forma net income (loss) figures exclude depreciation, amortization, accreted dividends and restructuring charges. A table reconciling the pro forma net income (loss) to GAAP net loss is included in the condensed consolidated financial statements in this release.

Business Outlook:

“In the face of an uncertain market, we executed in line with our long-term commitment to fiscal prudence, product innovation, and customer satisfaction,” said Ashutosh Roy, CEO of eGain. “With two quarters of break-even EBDA performance under our belt, we are optimistic about our business prospects. Last quarter, we launched our 6th generation solution, eGain Service 6. Gartner rated our offering as visionary in their 2003 eService Magic Quadrant. We believe enterprises seeking to provide cost-effective, differentiated service are particularly attracted to our solution. It includes, what we believe to be, a powerful new capability for rapidly modeling business processes in the contact center across all interaction channels by leveraging a common knowledge base, visual workflow tools, and flexible adapters.”

Our partner investments in international markets yielded encouraging results in the March 2003 quarter. In North America, we rebuilt our sales infrastructure and improved our business pipeline. In the March 2003 quarter, eGain signed 9 new customers worldwide, including Amatech, SA, Barclays Stockbrokers, Hitachi, ice.Com, Omron Corporation and Merkur Einbeck. We also expanded our relationship with several existing customers including Barclays Business Banking, BG Transco, Cheltenham and Gloucester, Monster.com, Morningstar.com, Teleperformance USA and Vodafone Ireland.

Looking ahead, we remain focused on the market opportunity for high-impact contact center and customer service software solutions. This need is fueled by fundamental globalization and infrastructure consolidation trends. We believe we are uniquely positioned to benefit from addressing this need through innovative, cost-effective solutions for our customers.

March Quarter Financial Highlights:

Revenue:

Revenue for the March 2003 quarter was $5.2 million, representing a decrease of 10% from the prior quarter and a decrease of 12% from the comparable year-ago quarter.

Licensed Revenue was $983,000, representing a decrease of 46% from the prior quarter and a decrease of 21% from the comparable year-ago quarter.

Hosting Revenue was $885,000, representing a decrease of 3% from the prior quarter and a 5% decrease from the comparable year-ago quarter.

Support and services revenue was $3.4 million, representing an increase of 8% from the prior quarter and a decrease of 10% from the comparable year-ago quarter.

International revenue accounted for 55%, and domestic revenue accounted for 45% of total revenue for the quarter, consistent with the prior quarter. International revenue accounted for 43% and domestic revenue accounted for 57% of total revenue for the comparable year-ago quarter.

Pro forma Costs and Expenses (excluding amortization, accreted dividends and restructuring charges but including depreciation):

In the March 2003 quarter, gross profit was $3.2 million, resulting in a gross margin of 62% versus a gross margin of 61% in the prior quarter and 39% in the comparable year-ago quarter.

Total operating costs and expenses were $4.2 million, representing a decrease of $590,000 or 12% from $4.8 million in the prior quarter and a decrease of $6.6 million or 61% from $10.8 million for the comparable year-ago quarter.

Research and development expense was $1.4 million for the quarter, remaining unchanged from the prior quarter and representing a decrease of 42% from the comparable year-ago quarter.

Sales and marketing expense was $1.8 million for the quarter, representing a 17% decrease from the prior quarter and a decrease of 69% from the comparable year-ago quarter.

General and administrative expense was $1.0 million for the quarter, representing a decrease of 17% from the prior quarter and a decrease of 58% from the comparable year-ago quarter.

Other income was $9,000 for the quarter compared to other income of $262,000 in the prior quarter and other expense of $71,000 for the comparable year-ago quarter. Other income for the December 2002 quarter included a legal settlement of $357,000.

Earnings:

During the March 2003 quarter, pro forma EBDA net loss was $120,000 or $0.00 per share, compared to pro forma EBDA net profit of $56,000, or $0.00 per share, in the prior quarter and a pro forma EBDA net loss of $7.1 million or $0.19 per share, in the comparable year-ago quarter.

On a GAAP basis net loss for the March 2003 quarter was $4.2 million, or $0.11 per share, versus a net loss of $2.4 million, or $0.07 per share in the prior quarter and $20.6 million,

or $0.57 per share in the comparable year-ago quarter. The March 2003 quarter included a total restructuring expense of approximately $512,000 related primarily to the closure of an international office, severance payments, and fixed assets write-offs. The December 2002 quarter included a net reduction of previously accrued restructuring charges of $1.3 million, or $0.04 per share.

Balance Sheet

Cash:

Total cash and cash equivalents at the end of the March 2003 quarter were approximately $4.3 million compared to approximately $5.9 million at the end of December 2002 and approximately $15.9 million at the end of March 2002. Included in the $4.3 million balance was $1.1 million of restricted cash compared to $1.4 million of restricted cash in the prior quarter. There was no restricted cash at the end of March 2002.

Days Sales Outstanding (DSO):

DSO for the March 2003 quarter was 58 days compared to 62 days during the prior quarter and 89 days during the comparable year-ago quarter.

Financial Guidance

Management provides the following financial guidance for the June 2003 quarter.

Q4: FY03 June 2003
(Dollars in millions, except per share data)
Net revenue	$ 5.5 – $ 6.0
Total costs & expenses (a)	$ 5.5 – $ 5.8
Proforma EBDA per share
(earnings before depreciation, amortization and restructuring charges) (a) (b)	$0.00 – $0.02

Cash flow neutral from ongoing business operations (a)

(a)	Excludes depreciation, amortization, other non-cash charges and restructuring charges. Non-cash charges include amortization of other intangible assets and deferred compensation, as well as accreted dividends.
(b)	Depreciation and amortization are non-cash charges.

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income and pro forma net income per share measures, which are not in accordance with, or are an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with a valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future periods. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain (Nasdaq:EGAN) is a leading provider of software and services for the Global 2000 that enable knowledge-powered multi-channel customer service. Selected by 24 of the 50 largest global companies to transform their traditional call centers into multi-channel contact centers, eGain solutions measurably improve operational efficiency and customer retention — thus delivering a significant return on investment (ROI). eGain eService Enterprise — the company’s integrated software suite — includes applications for knowledge management, self-service, email management, Web collaboration and productized integrations with existing call center infrastructure and business systems. Headquartered in Sunnyvale, Calif., eGain has an operating presence in 18 countries and serves over 800 enterprise customers on a worldwide basis — including ABN AMRO Bank, DaimlerChrysler, and Vodafone. To find out how eGain can help you gain customers and sustain relationships, please visit http://www.eGain.com or call the company’s offices — United States: (888) 603-4246; London: +44 (0) 1753 464646

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 30, 2002, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Anand Subramaniam 408-212-3506 PR@eGain.com	Investor Contact: 408-212-3448 IR@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	June 30,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$3,234	$9,892
Restricted Cash	1,088	—
Accounts receivable, net	3,356	4,968
Prepaid and other current assets	3,237	4,472

Total current assets	10,915	19,332
Property and equipment, net	2,169	5,736
Goodwill, net	4,880	4,130
Intangible assets, net	1,510	4,087
Other assets	812	2,259

	$20,286	$35,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,629	$3,176
Accrued compensation	825	2,494
Accrued liabilities	2,256	2,162
Current portion of accrued restructuring	1,013	3,116
Deferred revenue	3,446	3,555
Current portion of bank borrowings	1,548	1,999
Current portion of notes payable	77	156
Current portion of capital lease obligations	14	393

Total current liabilities	10,808	17,051
Bank borrowings, net of current portion	—	779
Notes payable, net of current portion	1,887	—
Capital lease obligations, net of current portion	17	52
Accrued restructuring, net of current portion	1,297	1,979
Other long term liabilities	261	214

Total liabilities	14,270	20,075
Stockholders’ equity:
Cumulative convertible preferred stock	99,624	94,481
Common stock	37	37
Additional paid-in capital	215,360	220,398
Notes receivable from stockholders	(101)	(103)
Deferred stock compensation	(57)	(257)
Accumulated other comprehensive income (loss)	(81)	59
Accumulated deficit	(308,766)	(299,146)

Total shareholders’ equity	6,016	15,469

	$20,286	$35,544

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
Revenue:
Hosting	$885	$931	$2,842	$4,503
License	983	1,242	4,619	7,739
Services	3,355	3,737	9,256	11,875

Total revenue	5,223	5,910	16,717	24,117
Cost of revenue—direct	2,372	3,592	8,401	12,444
Cost of revenue—acquisition related	227	362	827	1,086

Gross profit (loss)	2,624	1,956	7,489	10,587
Operating costs and expenses:
Research and development	1,381	2,452	4,695	9,058
Sales and marketing	1,840	6,003	7,538	20,098
General and administrative	1,007	2,401	3,670	7,333
Amortization of goodwill and other intangible assets	327	9,194	1,001	27,582
Amortization of deferred compensation	31	233	136	793
Restructuring	512	327	274	5,578

Total operating costs and expenses	5,098	20,610	17,314	70,442

Loss from operations	(2,474)	(18,654)	(9,825)	(59,855)
Non-operating income (expense)	9	(352)	205	(146)

Net loss	$(2,465)	$(19,006)	$(9,620)	$(60,001)
Dividends on preferred stock	(1,727)	(1,617)	(5,143)	(4,813)
Beneficial conversion feature on preferred stock	—	—	—	(43,834)

Net loss applicable to common stockholders	$(4,192)	$(20,623)	$(14,763)	$(108,648)

Per share information:
Basic and diluted net loss per common share	$(0.11)	$(0.57)	$(0.40)	$(3.01)

Shares used in computing basic and diluted net loss per common share	36,645	36,318	36,627	36,137

eGain Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(excluding amortization of goodwill, intangible assets,

deferred compensation and other non-cash charges)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
Revenue:
Hosting	$885	$931	$2,842	$4,503
License	983	1,242	4,619	7,739
Services	3,355	3,737	9,256	11,875

Total revenue	5,223	5,910	16,717	24,117
Cost of revenue—direct	1,996	3,592	7,352	12,444

Gross profit (loss)	3,227	2,318	9,365	11,673
Operating costs and expenses:
Research and development	1,381	2,394	4,607	8,823
Sales and marketing	1,840	6,003	7,538	20,098
General and administrative	1,007	2,401	3,670	7,333

Total operating costs and expenses	4,228	10,798	15,815	36,254

Loss from operations	(1,001)	(8,480)	(6,450)	(24,581)
Non-operating income (expense)	9	(71)	205	135

Earnings before amortization (EBA)	$(992)	$(8,551)	$(6,245)	$(24,446)

Earnings before depreciation and amortization (EBDA)	$(120)	$(7,080)	$(2,971)	$(19,454)

Per share information:
EBA—Basic and diluted net loss per common share	$(0.03)	$(0.24)	$(0.17)	$(0.68)

EBDA—Basic and diluted net loss per common share	$(0.00)	$(0.19)	$(0.08)	$(0.54)

Shares used in computing basic and diluted net loss per common share	36,645	36,318	36,627	36,137

The above unaudited pro forma condensed consolidated statements of operations reconciles to the unaudited condensed consolidated statements of operations as follows:

Earnings before depreciation and amortization (EBDA)	$(120)	$(7,080)	$(2,971)	$(19,454)
Amortization of goodwill	—	(8,731)	—	(26,193)
Amortization of other intangible assets	(554)	(825)	(1,828)	(2,475)
Amortization of deferred compensation	(31)	(233)	(136)	(793)
Restructuring costs	(512)	(327)	(274)	(5,578)
Depreciation	(872)	(1,471)	(3,274)	(4,992)
Amortization of prepaid licenses	(376)	—	(1,049)	—
Dividends on preferred stock	(1,727)	(1,617)	(5,143)	(4,813)
Beneficial conversion feature on preferred stock	—	—	—	(43,834)
Loss on disposal of software	—	(281)	—	(281)
Costs associated with employee transfers to India	—	(58)	(88)	(235)

Net loss applicable to common stockholders	$(4,192)	$(20,623)	$(14,763)	$(108,648)